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                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. of our report dated July 31, 2003 relating to the consolidated financial statements of Comincom, which appears in the Current Report on Form 8-K of Golden Telecom Inc. dated August 19, 2003.

/s/ ZAO PricewaterhouseCoopers Audit

August 20, 2003